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                                                                    EXHIBIT 99.3


                              E*TRADE GROUP, INC.

                       STOCK OPTION ASSUMPTION AGREEMENT
                         E*TRADE UK (HOLDINGS) LIMITED
                      1999 EXECUTIVE SHARE OPTION SCHEME

Optionee:  ((First_Name)) ((Last_Name)),

          STOCK OPTION ASSUMPTION AGREEMENT effective as of the 21st day of December, 1999 by E*TRADE Group, Inc., a Delaware corporation ("E*TRADE US").

          WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase ordinary shares of E*TRADE UK (Holdings) Limited, a United Kingdom company ("E*TRADE UK"), which were granted to Optionee under the E*TRADE UK (Holdings) Limited 1999 Executive Share Option Scheme (the "Scheme") and are each evidenced by an Option Certificate (the "Option Certificate").

          WHEREAS, E*TRADE UK has been acquired by E*TRADE US (the "Acquisition") pursuant to the Offer Letter from E*TRADE US to the shareholders of E*TRADE UK dated as of December 8, 1999 (the "Offer Letter").

          WHEREAS, in connection with the Acquisition, E*TRADE US has agreed to assume all obligations of E*TRADE UK under all outstanding options under the Scheme at the consummation of the Acquisition. The terms of assumption of the vested options are as set forth in the Offer Letter; the terms of the unvested options are as set forth in a letter to the optionees dated December 8, 1999.

          WHEREAS, pursuant to the provisions of the Offer Letter, the exchange ratio (the "Exchange Ratio") in effect for unvested option shares is 0.4019 shares of E*TRADE US common stock ("E*TRADE US Stock") for each outstanding unvested ordinary share of E*TRADE UK ("E*TRADE UK Stock"). In addition the exchange rate of 1.6207 U.S. Dollar for UK(Pounds) is used to convert the adjusted exercise price into U.S. Dollars.

          WHEREAS, this Agreement is intended to set forth the terms of the assumption of unvested options. Simultaneously herewith, you are receiving an agreement reflecting the terms of the assumption of your vested options.

          NOW, THEREFORE, it is hereby agreed as follows:


          1. The number of unvested shares of E*TRADE UK Stock subject to the options held by Optionee under the Scheme immediately prior to the Effective Time (the "E*TRADE UK Unvested Options") and the exercise price payable per share are set forth below. E*TRADE US hereby assumes, as of the Effective Time, all the duties and obligations of E*TRADE UK under each of the E*TRADE UK Unvested Options. In connection with such assumption, the number of shares of E*TRADE US Stock purchasable under each E*TRADE UK Unvested Option hereby assumed and the exercise price payable thereunder have been
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adjusted to reflect the Exchange Ratio. Accordingly, the number of unvested shares of E*TRADE US Stock subject to each E*TRADE UK Unvested Option hereby assumed shall be as specified for that option below, and the adjusted exercise price (in US Dollars) payable per share of E*TRADE US Stock under the assumed E*TRADE UK Unvested Option shall also be as indicated for that option below.

-------------------------------------------------------------------------------------------------------------------
               E*TRADE UK OPTIONS                                        E*TRADE US ASSUMED OPTIONS
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
   # of  E*TRADE UK            Exercise Price                     # of E*TRADE US             Adjusted Exercise
     Unvested Shares             per Share                          Unvested Shares            Price per Share
-------------------------------------------------------------------------------------------------------------------
                                    UK(Pounds)                                                       US$
-------------------------------------------------------------------------------------------------------------------

          2. The following provisions shall govern each E*TRADE UK Option hereby assumed by E*TRADE US:

                 (a) Unless the context otherwise requires, all references in each Option Certificate and, in the Scheme (i) to the "Company" shall mean E*TRADE US, (ii) to "Ordinary Shares" shall mean shares of E*TRADE US Stock, and (iii) to the "Directors" shall mean the Board of Directors of E*TRADE US.

                 (b) The grant date and the expiration date of each assumed E*TRADE UK Option and all other provisions which govern either the exercise or the termination of the assumed E*TRADE UK Option shall remain the same as set forth in the Option Certificate applicable to that option, and the provisions of the Option Certificate shall accordingly govern and control Optionee's rights under this Agreement to purchase E*TRADE US Stock.

                 (c) Pursuant to the terms of the Merger none of your unvested option shares assumed by E*TRADE US in connection with the transaction will vest or become exercisable on an accelerated basis upon the consummation of the Merger. Each E*TRADE UK Option shall be assumed by E*TRADE US as of the Effective Time. Each such assumed E*TRADE UK Option shall thereafter continue to vest for any remaining unvested shares of E*TRADE US Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option Certificate immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                 (d) For purposes of applying any and all provisions of the Option Certificate and/or the Scheme relating to Optionee's status as an employee of E*TRADE UK, Optionee shall be deemed to continue in such status as an employee for so long as Optionee renders services as an employee to E*TRADE US or any present or future E*TRADE US subsidiary. Accordingly, the provisions of the Option Certificate governing the termination of the assumed E*TRADE UK Options upon Optionee's cessation of service as an employee of E*TRADE UK shall hereafter be applied on the basis of Optionee's cessation of

                                       2
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          employee status with E*TRADE US and its subsidiaries, and each assumed
          E*TRADE UK Option shall accordingly terminate within the designated time period in effect under the Option Certificate for that option.

                 (e) The adjusted exercise price payable for the E*TRADE US Stock subject to each assumed E*TRADE UK Option shall be payable in any of the forms authorized under the Option Certificate applicable to that option.

                 (f) In order to exercise each assumed E*TRADE UK Option, Optionee must deliver to E*TRADE US a written notice of exercise in which the number of shares of E*TRADE US Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of E*TRADE US Stock and should be delivered to E*TRADE US at the following address:

                              E*TRADE Group, Inc.
                              Stock Administration
                              4500 Bohannon Drive
                              Menlo Park, CA 94025

          3. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Certificate as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

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          IN WITNESS WHEREOF, E*TRADE Group, Inc. has caused this Stock Option
Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 21st day of December, 1999.



                                         E*TRADE GROUP, INC.


                                         By:
                                            -----------------------------
                                              Name and Title of Officer




                                ACKNOWLEDGMENT


          The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her E*TRADE UK Unvested Options hereby assumed by E*TRADE US are as set forth in the Option Certificate, the Scheme, as applicable, and such Stock Option Assumption Agreement.



                                   ------------------------------------------
                                   ((First_Name)) ((Last_Name)), OPTIONEE



DATED: __________________, 2000

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